UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 15, 2016
(January 15, 2016)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As has been previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., leases interests in Units 1 and 2 of the Palo Verde Nuclear Generating Station (“PVNGS”) under arrangements entered into in 1985 and 1986 that are accounted for as operating leases. On January 13, 2014, PNM provided notices to three Unit 2 lessors, Cypress Verde LLC and Cypress Second PV Partnership (together, “Cypress”) and CGI Capital, Inc. (“CGI”), that PNM would exercise its fair market value purchase option at the end of the original lease terms, January 15, 2016. The closings of the CGI and Cypress purchases by PNM under the respective sale agreements occurred on January 15, 2016, at which time the specified purchase prices aggregating $163.3 million were paid by PNM and the transfer of the leased interests to PNM took place. The funds for the purchases from CGI and Cypress were obtained by PNM from available cash and borrowings under its revolving credit facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: January 15, 2016	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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